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     The information contained in the attached materials is referred to as the
"INFORMATION".

     The attached Term Sheet has been prepared by Eaglemark, Inc. ("EAGLEMARK") and relates to Harley-Davidson Eaglemark Motorcycle Trust 1998-3. Neither Salomon Smith Barney nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

     The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

     The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

     Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("OFFERING DOCUMENTS") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Smith Barney Syndicate Desk at 212-783-3727.

               Harley-Davidson Eaglemark Motorcycle Trust 1998-3
                       Eaglemark, Inc., Seller and Servicer
            Eaglemark Customer Funding Corporation-IV, Trust Depositor

                              Subject to Revision

                      Term Sheet dated November 16, 1998

Trust. . . . . . . . . .      Harley-Davidson Eaglemark Motorcycle Trust 1998-3
                                (the "TRUST").

Trust Depositor. . . . .      Eaglemark Customer Funding Corporation-IV, a
                                wholly owned, limited-purpose subsidiary of
                                Eaglemark,  Inc. (the "TRUST DEPOSITOR")
Seller and Servicer or
  Seller/Servicer. . . .      Eaglemark, Inc. ("EAGLEMARK" or the "SELLER" or,
                                in its capacity as Servicer, the "SERVICER"), a 100% owned subsidiary of Eaglemark Financial Services, Inc.

Owner Trustee. . . . . .      Wilmington Trust Company, a Delaware banking
                                  corporation (in such capacity, the "OWNER
                                  TRUSTEE").

Indenture Trustee. . . .      Harris Trust and Savings Bank, an Illinois banking
                                  corporation (in such capacity, the "INDENTURE TRUSTEE"). The Indenture Trustee will also act as Paying Agent under the Indenture and the Trust Agreement.

Closing Date . . . . . .      On or about November 24, 1998

Securities Offered . . .      The securities offered are as follows:

              A.  General     The Harley-Davidson Eaglemark Motorcycle Trust
                                  1998-3 Harley-Davidson Motorcycle Contract
                                  Backed Notes (the "NOTES") will represent indebtedness of the Trust secured by the assets of the Trust (other than certain bank accounts associated with the Certificates). The Harley-Davidson Eaglemark Motorcycle Trust 1998-3 Harley-Davidson Motorcycle Contract Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") will represent fractional undivided equity interests in the Trust.

                                       2

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                              The Trust will issue two Classes of Notes pursuant
                                  to an Indenture to be dated as of November 1, 1998 (the "INDENTURE"), between the Trust and the Indenture Trustee, as follows: (i) $105,000,000 aggregate principal amount (the "INITIAL CLASS A-1 NOTE BALANCE") of Class
                                  A-1 ____% Harley-Davidson Motorcycle Contract Backed Notes (the "CLASS A-1 NOTES") and (ii) $45,400,000 aggregate principal amount (the "INITIAL CLASS A-2 NOTE BALANCE") of Class
                                  A-2 ____% Harley-Davidson Motorcycle Contract Backed Notes (the "CLASS A-2 NOTES").
                                  Payments of principal, made through the
                                  application of available collections on the Contracts in an amount reflecting reductions in the principal balances of the Contracts, and from certain other available amounts as described herein, will be made first on the Class A-1 Notes until the Class A-1 Notes have been repaid in full, and thereafter on the Class A-2 Notes until the Class A-2 Notes have been repaid in full, and in each case prior to any repayment of principal on the Certificates. Payments of interest on the Class A-1 Notes and the Class A-2 Notes will be made from available collections on the Contracts, and from certain other available amounts as described herein, without priority of payment between such Classes, but in each case prior to payment of interest on the Certificates. Accordingly, the principal distinction between an investment in the Class A-1 Notes and the Class A-2 Notes is that holders of Class A-1 Notes will receive a return of invested principal sooner than holders of Class A-2 Notes.

                              The Trust will issue $9,600,000 aggregate
                                  principal amount of ___% Certificates
                                  pursuant to a Trust Agreement to be dated as of November 1, 1998 (the "TRUST AGREEMENT") by and between the Trust Depositor and the Owner Trustee (the Owner Trustee, together with the Indenture Trustee, being sometimes collectively referred to herein as the "TRUSTEES"). Payments in respect of principal and interest on the Certificates will be subordinated to payments on the Notes to the extent described herein.

                              Each Class of Notes and the Certificates will be
                                  issued in minimum denominations of  $1,000
                                  and will be available in book-entry form only. Security holders will be able to receive Definitive Securities (as defined herein) only in certain limited circumstances.

     B.  Trust Property....   The Trust Property consists of, among other
                                  things, the pool of initial contracts (those
                                  Contracts described in Tables 1 through 6 under "THE CONTRACTS" are hereinafter referred to as the "INITIAL CONTRACTS") together with any Subsequent Contracts (as hereinafter defined) transferred to the Trust, and all rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including security interests in the Harley-Davidson (and, in certain limited instances, Buell) motorcycles (see "THE CONTRACTS") securing such Contracts and proceeds, if any, from certain insurance policies with respect to individual Motorcycles.

                                       3

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

     C.  Distribution Dates.. Distributions of interest and principal on the
                                  Securities will be made on the fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business
                                  Day) (each, a "DISTRIBUTION DATE"),
                                  commencing December 15, 1998. Payments on the Securities on each Distribution Date will be paid to the holders of the related Securities who are of record on the last Business Day immediately preceding the calendar month in which such Distribution Date occurs (each, a "RECORD DATE").

                              A "BUSINESS DAY" will be any day other than a
                                  Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois or Wilmington, Delaware are authorized or obligated by law, executive order or government decree to be closed.

                              To the extent not previously paid prior to such
                                  dates, the outstanding principal amount of
                                  (i) the Class A-1 Notes will be payable on the Distribution Date occurring in March 2003 (the "CLASS A-1 FINAL DISTRIBUTION DATE") and
                                  (ii) the Class A-2 Notes will be payable on the Distribution Date occurring in October 2004 (the "CLASS A-2 FINAL DISTRIBUTION DATE" and, together with the Class A-1 Final Distribution Date, the "NOTE FINAL DISTRIBUTION DATES"). To the extent not previously paid in full prior to such date, the unpaid principal balance of the Certificates will be payable on the Distribution Date occurring in September 2006 (the "CERTIFICATE FINAL DISTRIBUTION DATE" and, together with the Note Final Distribution Dates, the "FINAL DISTRIBUTION DATES").

Terms of the Notes . . .      The principal terms of the Notes will be as
                                  described below:

     A.  Interest Rates.      The Class A-1 Notes will bear interest at the rate
                                  of ____% per annum (the "CLASS A-1 RATE") and the Class A-2 Notes will bear interest at the rate of ______% per annum (the "CLASS A-2 RATE" and, together with the Class A-1 Rate, the "INTEREST RATES").

     B.  Interest. . . .      Interest on the outstanding principal amount of
                                  the Class A-1 Notes and Class A-2 Notes will accrue at the related Interest Rate from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 12 months of 30 days each (or from and including the Closing Date with respect to the first Distribution
                                  Date) to but excluding the fifteenth day of the month of the current Distribution Date (each, an "INTEREST PERIOD"). Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate.

                                       4

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

     C.  Principal. . . . .   Principal of the Notes will be payable on each
                                  Distribution Date in an amount generally
                                  equal to the Note Principal Distributable
                                  Amount (as hereinafter defined) for such
                                  Distribution Date.  "NOTE PRINCIPAL
                                  DISTRIBUTABLE AMOUNT" means, with respect to
                                  any Distribution Date, the sum of the Note
                                  Monthly Principal Distributable Amount for
                                  such Distribution Date and any outstanding
                                  Note Principal Carryover Shortfall for the
                                  immediately preceding Distribution Date;
                                  PROVIDED, HOWEVER, that the Note Principal
                                  Distributable Amount for a Class of Notes
                                  shall not exceed the outstanding principal
                                  amount of such Class of  Notes.   On each
                                  Distribution Date, the Note Principal
                                  Distributable Amount will be applied in the following priority: first to reduce the principal amount of the Class A-1 Notes to zero, and thereafter, to reduce the principal amount of the Class A-2 Notes to zero. Notwithstanding the foregoing, if the principal amount of either the Class A-1 Notes or Class A-2 Notes has not been paid in full prior to its related Note Final Distribution Date, the Note Principal Distributable Amount for such Note Final Distribution Date will be the unpaid principal amount of such Class of Notes as of such Note Final Distribution Date.

     D.  Optional
         Redemption . . . .   In the event of an Optional Purchase, the Class
                                  A-2 Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Class A-2 Notes plus accrued interest thereon at the related Interest Rate.

     E.  Mandatory
         Redemption. . . . .  Under certain conditions, the Notes may be accelerated upon the occurrence of an Event of Default under the Indenture.

     F.  Mandatory Special
         Redemption . . . .   The holders of Class A-1 Notes ("CLASS A-1
                                  NOTEHOLDERS") and Class A-2 Notes ("CLASS A-2 NOTEHOLDERS") will be prepaid in part, without premium, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "MANDATORY SPECIAL REDEMPTION"). The aggregate principal amount of Class A-1 Notes and Class A-2 Notes to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account allocated pro rata; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is less than $150,000 such amount shall be allocated solely to the Class A-1 Noteholders, pro rata.

                                       5

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

Terms of the Certificates. .  The principal terms of the Certificates will be as described below:

          A.  Interest . . .  On each Distribution Date, the Owner Trustee or any paying agent or paying agents as the Owner Trustee may designate from time to time (each, a "PAYING AGENT", which initially will be the Indenture Trustee) will distribute pro rata to Certificateholders of record as of the related Record Date accrued interest at the rate of _____% per annum (the "PASS-THROUGH RATE") on the Certificate Balance (as defined herein) as of the immediately preceding Distribution Date (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Certificate Balance. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the fifteenth day of the month of the most recent Distribution Date to but excluding the fifteenth day of the month of the current Distribution Date based on a 360-day year consisting of 12 months of 30 days each. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the Pass-Through Rate.

                              The "CERTIFICATE BALANCE" will equal $9,600,000
                                  (the "INITIAL CERTIFICATE BALANCE") on the
                                  Closing Date and on any date thereafter will equal the Initial Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates. Distributions on the Certificates will be subordinated to payments of interest and principal on the Notes to the extent described herein.

          B.  Principal. . .  No principal will be paid on the Certificates until the Distribution Date on which the principal amounts of the Class A-1 Notes and Class A-2 Notes have been reduced to zero.
                                  On such Distribution Date and each
                                  Distribution Date thereafter, principal of the Certificates will be payable in an amount equal to the Certificate Principal Distributable Amount (as defined herein) for such Distribution Date.

          C.  Optional Prepayment In the event of an Optional Purchase, the
                                  Certificates will be repaid in whole, but not in part, at a repayment price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate.

                                       6

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

Security for the Securities.  The principal security for the Securities will be as described below:

         A.  The Contracts .  The Contracts will be fixed-rate, simple-interest conditional sales contracts for Motorcycles, including any and all rights to receive payments collected thereunder on or after the related Cutoff Date and security interests in the Motorcycles financed thereby.

                              On the Closing Date, the Trust Depositor will
                                  sell, transfer and assign to the Trust
                                  pursuant to the Sale and Servicing Agreement dated as of November 1, 1998 (the "AGREEMENT") among the Trust Depositor, the Trust, the Indenture Trustee and Eaglemark (as servicer), and the Trust will pledge to the Indenture Trustee, pursuant to the Indenture, Initial Contracts with an aggregate principal balance of $119,775,316.91 as of November 11, 1998, (the
                                  "INITIAL CUTOFF DATE").  Following the
                                  Closing Date, pursuant to the Agreement, the Trust Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase and pledge subject to the satisfaction of certain conditions set forth therein, Subsequent Contracts from time to time during the Funding Period (as defined below) having an aggregate principal balance equal to $40,224,683.09, such amount being equal to the amount on deposit in the Pre-Funding Account established under the Indenture on the Closing Date. With respect to each transfer of Subsequent Contracts to the Trust and the simultaneous pledge of Subsequent Contracts to the Indenture Trustee, the Trust Depositor will designate as a cutoff date (each a "SUBSEQUENT CUTOFF DATE") the date as of which such Subsequent Contracts are deemed sold to the Trust and pledged to the Indenture Trustee. Each date on which Subsequent Contracts are conveyed and pledged is referred to herein as a "SUBSEQUENT TRANSFER DATE."

                              The Initial Contracts and the Subsequent
                                  Contracts will be selected from
                                  retailMotorcycle installment sales contracts in the Trust Depositor's portfolio based on the criteria specified in the Transfer and Sale Agreement. The Contracts arise and will arise from loans to Obligors located in the 50 states of the United States, the District of Columbia and the U.S. Territories. As of the Initial Cutoff Date, the annual percentage rate of interest on the Initial Contracts ranges from 8.50% to 22.99% with a weighted average of approximately 13.03%.
                                  The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 69.89 months, and a weighted average term to scheduled maturity, as of the Initial Cutoff Date, of approximately 68.70 months. The final scheduled Distribution Date on the Initial Contract with the latest maturity is no later than December 2005. No Contract (including any Subsequent Contract) will have a scheduled maturity later than March 2006.
                                  The Contracts generally are or will be
                                  prepayable at any time without penalty to the Obligor. Following the transfer of Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of Contracts may vary from those of the Initial Contracts as to the criteria identified and described in "THE CONTRACTS" herein.

                                       7

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

     B.  The Reserve Fund. .  The Securityholders will be afforded certain limited protection, to the extent described herein, against losses in respect of the Contracts by the establishment of an account in the name of the Indenture Trustee for the benefit of the Securityholders (the "RESERVE FUND").

                              The Reserve Fund will be created with an initial
                                  deposit by the Trust Depositor of $598,876.59 (the "RESERVE FUND INITIAL DEPOSIT") on the Closing Date. The funds in the Reserve Fund will thereafter be supplemented on each Distribution Date by the deposit of certain Excess Amounts and Subsequent Reserve Fund Amounts (as defined herein) (such Excess Amounts and Subsequent Reserve Fund Amounts, together with the Reserve Fund Initial Deposit and the Certificate Reserve Amount (as defined herein), the "RESERVE FUND DEPOSITS"), until the amount in the Reserve Fund reaches the Specified Reserve Fund Balance (as defined herein). "EXCESS AMOUNTS" in respect of a Distribution Date will equal the funds on deposit in the Collection Account in respect of such Distribution Date, after giving effect to all distributions required to be made on such Distribution Date from Available Monies (as defined herein). The "SUBSEQUENT RESERVE FUND AMOUNT" will equal the amount on each Subsequent Transfer Date equal to .50% of the aggregate balance of the Subsequent Contracts conveyed to the Trust. On each Distribution Date, funds will be withdrawn from the Reserve Fund, up to the Available Amount (as hereinafter defined), for distribution to Securityholders to cover any shortfalls in interest and principal required to be paid on the Securities.

                              The "SPECIFIED RESERVE FUND BALANCE" will equal
                                  the greater of (a) the sum of (i) 2.50%
                                  of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and (ii) the Certificate Reserve Amount; PROVIDED, HOWEVER, that if certain trigger events occur (as more specifically described in the Prospectus Supplement), the Specified Reserve Fund Balance will be equal to the sum of (i) 6.00% of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and (ii) the Certificate Reserve Amount and (b) the sum of (i) 1.00% of the aggregate of the Initial Class A-1 Note Balance, Initial Class A-2 Note Balance and Initial Certificate Balance and (ii) the Certificate Reserve Amount; PROVIDED, HOWEVER, in no event shall the Specified Reserve Fund Balance be greater than the aggregate outstanding principal balance of the Securities.

                                       8

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

                              In addition to the Reserve Fund Initial Deposit,
                                  the Trust Depositor will deposit $538,988.93, (the "INITIAL CERTIFICATE RESERVE AMOUNT"), into the Reserve Fund on the Closing Date.
                                  On each Subsequent Transfer Date, the Trust
                                  Depositor will deposit into the Reserve Fund an amount equal to .45% of the aggregate balance of the Subsequent Contracts conveyed to the Trust on such date (the "SUBSEQUENT CERTIFICATE RESERVE AMOUNT", and together with the Initial Certificate Reserve Amount, the "CERTIFICATE RESERVE AMOUNT"). If funds in the Reserve Fund (other than the Certificate Reserve Amount) are applied in accordance with the last sentence of the second preceding paragraph and are insufficient to distribute the interest or principal due on the Certificates, funds available from the Certificate Reserve Amount will be withdrawn from the Reserve Fund and applied solely to cover any shortfalls of interest on the Certificates on each Distribution Date and of interest and principal on the Certificates on the Certificate Final Distribution Date. The Certificate Reserve Amount will not be available to pay interest or principal on the Notes. The "AVAILABLE AMOUNT" will equal the amount of all funds on deposit in the Reserve Fund less the undistributed balance of the Certificate Reserve Amount, if any.

                              On each Distribution Date, after giving
                                  effect to all distributions made on such Distribution Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be allocated and distributed to the Trust Depositor.

     C.  Pre-Funding
         Account . . . . . .  During the period (the "FUNDING PERIOD") from and including the Closing Date until the earliest of (a) the Distribution Date on which the amount on deposit in the Pre-Funding Account is less than $150,000, (b) the date on which an Event of Termination occurs with respect to the Servicer under the Agreement, (c) the date on which certain events of insolvency occur with respect to the Trust Depositor or
                                  (d) the close of business on the date which is 90 days from and including the Closing Date, the Pre-Funding Account will be maintained as an account in the name of the Indenture Trustee on behalf of the Noteholders to secure the Trust Depositor's obligations under the Agreement, as applicable, to purchase and transfer Subsequent Contracts to the Trust and the Trust's obligations under the Indenture to pledge Subsequent Contracts to the Indenture Trustee. The Pre-Funded Amount will initially equal $40,224,683.09 and, during the Funding Period, will be reduced by the amount thereof that the Trust uses to purchase Subsequent Contracts from the Trust Depositor and contemporaneously therewith from the Seller by the Trust Depositor. The Trust Depositor expects that the Pre-Funded Amount will be reduced to less than $150,000 by the Distribution Date occurring in February 1999. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described above in "TERMS OF THE NOTES - MANDATORY SPECIAL REDEMPTION."

                                       9

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

     D.  Interest Reserve
         Account . . . . . .  The Trust Depositor will establish, and fund with an initial deposit on the Closing Date, a separate collateral account in the name of the Indenture Trustee on behalf of the Securityholders under the Agreement (the "INTEREST RESERVE ACCOUNT"), for the purpose of providing additional funds for payment of Carrying Charges (as described below) to pay certain distributions on Distribution Dates occurring during (and on the first Distribution Date following the end of) the Funding Period. In addition to the initial deposit, all investment earnings with respect to the Pre-Funding Account are to be deposited into the Interest Reserve Account and, pursuant to the Agreement, on each Distribution Date described above, amounts in respect of Carrying Charges from such account will be transferred into the Collection Account. "CARRYING CHARGES" means (i) the product of (x) the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate and (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period, as defined herein) over (ii) the amount of any investment earnings on funds in the Pre-Funding Account which was transferred to the Interest Reserve Account, as well as interest earnings on amounts in the Interest Reserve Account.

                              The Interest Reserve Account will be established
                                  to account for the fact that a portion of the proceeds obtained from the sale of the Notes will be initially deposited in the Pre-Funding Account (as the initial Pre-Funded Amount) rather than invested in Contracts, and the monthly investment earnings on such Pre-Funded Amount (until the Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate with respect to the corresponding portion of the Class A-1 Principal Balance, Class A-2 Principal Balance and the Certificate Balance, as well as the amount necessary to pay the Trustees' Fees. The Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. After the Funding Period, money remaining in the Interest Reserve Account will be released to the Trust Depositor.

Optional Purchase. . . . . .  The Seller, through the Trust Depositor may, but will not be obligated to, purchase all of the Contracts in the Trust, and thereby cause early retirement of all outstanding Securities, on any Distribution Date as of which the Pool Balance has declined to less than 10% of the Initial Pool Balance (an "OPTIONAL PURCHASE").

Ratings. . . . . . . . . . .  It is a condition of issuance that the Class A-1
                                  Notes and Class A-2 Notes be rated AAA by
                                  Standard & Poor's Ratings Services, A
                                  Division of The McGraw-Hill Companies
                                  ("S&P") and Aaa by Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES") and the Certificates each be rated at least BBB by S&P and Baa2 by Moody's.

                                       10

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

Advances . . . . . . . . . .  The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest
                                  on the Contracts which was delinquent with
                                  respect to the related Due Period (as defined herein) (each an "ADVANCE"), but only to the extent that the Servicer believes that the amount of such Advance will be recoverable from collections on the Contracts. The Servicer will be entitled to reimbursement of outstanding Advances on any Distribution Date by means of a first priority withdrawal of Available Monies (as hereinafter defined)
                                  then held in the Collection Account.
Mandatory Repurchase by the
Trust Depositor. . . . . . .  Under the Agreement, the Trust Depositor has
                                  agreed, in the event of a breach of certain representations and warranties made by the Trust Depositor and contained therein which materially and adversely affects the Trust's interest in any Contract and which has not been cured, to repurchase such Contract within two business days prior to the first Determination Date after the Trust Depositor becomes aware of such breach. "Determination Date" means the fourth business day following the conclusion of a Due Period. The Seller is obligated under the Transfer and Sale Agreement (which right against the Seller the Trust Depositor has assigned in such circumstances to the Trust) to repurchase the Contracts from the Trust Depositor contemporaneously with the Trust Depositor's purchase of the Contracts from the Trust.





                                       11

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

Security Interests and
Other Aspects of the
Contracts. . . . . . . . . .  In connection with the establishment of the
                                  Trust as well as the assignment, conveyance and transfer of Contracts (including Subsequent Contracts) to the Trust and pledge to the Indenture Trustee, security interests in the Motorcycles securing the Contracts have been (or will be) (i) conveyed and assigned by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement (and, in the case of Subsequent Contracts, the related Subsequent Purchase Agreement as defined therein and executed thereunder), (ii) conveyed and assigned by the Trust Depositor to the Trust pursuant to the Agreement (and, in the case of Subsequent Contracts, the related Subsequent Transfer Agreement as defined herein and executed thereunder) and (iii) pledged by the Trust to the Indenture Trustee pursuant to the Indenture. The Agreement will designate the Servicer as custodian to maintain possession, as the Indenture Trustee's agent, of the Contracts and any other documents relating to the Motorcycles. Uniform Commercial Code financing statements will be filed in both Nevada and Illinois, reflecting the conveyance and assignment of the Contracts to the Trust Depositor from the Seller, from the Trust Depositor to the Trust and the pledge from the Trust to the Indenture Trustee, and the Seller's and the Trust Depositor's accounting records and computer systems will also reflect such conveyance and assignment and pledge. To facilitate servicing and save administrative costs, such documents will not be segregated from other similar documents that are in the Servicer's possession. However, the Contracts will be stamped to reflect their conveyance and assignment and pledge. If, however, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such conveyance and assignment and pledge, the Trust's and Indenture Trustee's interest in the Contracts could be defeated.

                              In addition, due to administrative burden and
                                  expense, the certificates of title to the Motorcycles will not be amended or reissued to reflect the conveyance and assignment of the Seller's security interest in the Motorcycles related to the Contracts to the Trust Depositor and the Trust or the pledge to the Indenture Trustee. In the absence of amendments to the certificates of title, the Trust and Indenture Trustee will not have a perfected security interest in the Motorcycles in some states. Further, federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on conditional sales contracts, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation of such laws by the lender.
                                  The Trust Depositor has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the Motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially and adversely affects the Trust's interest in such Contract and if such failure or breach has not been cured within 90 days. The Seller has entered into a corresponding obligation to repurchase such Contracts from the Trust Depositor under the Transfer and Sale Agreement and Subsequent Purchase Agreements.

                                       12

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

Monthly Servicing Fee. . . .  The Servicer will be entitled to receive for each
                                  Due Period a monthly servicing fee (the
                                  "MONTHLY SERVICING FEE") equal to 1/12th of
                                  1% of the Principal Balance of the Contracts as of the beginning of such Due Period. The Servicer will also be entitled to receive any extension fees or late payment penalty fees paid by Obligors (collectively with the Monthly Servicing Fee, the "SERVICING FEE"). The Servicing Fee is payable prior to any payments to the Noteholders or the Certificateholders.

Tax Status . . . . . . . . .  In the opinion of Winston & Strawn, federal tax counsel to the Trust Depositor, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes.

ERISA Considerations . . . .  Subject to the considerations discussed under
                                  "ERISA CONSIDERATIONS" in the Prospectus
                                  Supplement, the Notes will be eligible for
                                  purchase by employee benefit plans.   Any
                                  benefit plan fiduciary considering purchase of the Notes should, however, consult with its counsel regarding the consequences of such purchase under ERISA and the Code.


                                  The Certificates are not eligible for
                                  purchase by (i) employee benefit plans
                                  subject to ERISA, or (ii) individual
                                  retirement accounts and other retirement plans subject to Section 4975 of the Code.

                                    THE CONTRACTS

     Each Contract is (or will be, in the case of Subsequent Contracts) secured by a Motorcycle and is (or will be) a conditional sales contract originated by a Harley-Davidson dealer and purchased by the Trust Depositor. No Contract may be substituted by the Seller or the Trust Depositor with another Motorcycle contract after such Contract has been sold by the Trust Depositor to the Trust.

     Each Contract (a) is (or will be) secured by a Motorcycle, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term, (c) with respect to the Initial Contracts, has its last scheduled payment due no later than December 2005, and with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled payment due no later than March 2006, and (d) with respect to the Initial Contracts, has its first scheduled payment due no later than January 1999. The Contracts were (or will be) acquired by the Trust Depositor in the ordinary course of the Trust Depositor's business. (For general composition of the Initial Contracts see Table 1 below). Approximately 66.39% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles which were new and approximately 33.61% is attributable to loans to purchase Motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual rate of interest of at least 8.50% per annum and not more than 22.99% per annum and the weighted average contractual rate of interest of the Initial Contracts as of the Initial Cutoff Date is approximately 13.03% per annum (see Table 2 below). Eaglemark applies a tiered system of interest rates to reflect varying degrees of risk assigned to different credit underwriting categories. The Initial Contracts have remaining maturities as of the Initial Cutoff Date of at least 4 months but not more than 84 months and original maturities of at least 12 months but not more than 84 months. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 69.89 months, and a weighted average term to scheduled maturity as of the Initial Cutoff Date of approximately 68.70


                                    13



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

months (see Tables 3 and 4 below). The average principal balance per Initial Contract as of the Initial Cutoff Date was approximately $12,420.96 and the principal balances on the Initial Contracts as of the Initial Cutoff Date ranged from $726.55 to $31,682.58 (see Table 5 below). The Contracts arise (or will arise) from loans to Obligors located in 50 states, the District of Columbia and the U.S. Territories and with respect to the Initial Contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balances on the Initial Contracts as of the Initial Cutoff Date: 11.67% in California, 9.03% in Texas, 7.92% in Florida and 5.67% in Pennsylvania (see Table 6 below). No other state represented more than 4.04% of the Initial Contracts.

     Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by weighted average annual percentage rate of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the Initial Cutoff Date.

                                       TABLE 1

                         COMPOSITION OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

Aggregate Principal Balance. . . . . . . . . . . . . . . .      $119,775,316.91
Number of Contracts. . . . . . . . . . . . . . . . . . . .                9,643
Average Principal Balance. . . . . . . . . . . . . . . . .           $12,420.96
Weighted Average Annual Percentage
     Rate ("APR"). . . . . . . . . . . . . . . . . . . . .               13.03%
     (Range) . . . . . . . . . . . . . . . . . . . . . . .       8.50% - 22.99%
Weighted Average Original Term (in months) . . . . . . . .                69.89
     (Range) . . . . . . . . . . . . . . . . . . . . . . .             12 to 84
Weighted Average Calculated Remaining Term (in months) . .                68.70
     (Range) . . . . . . . . . . . . . . . . . . . . . . .              4 to 84







                                       14


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

                                       TABLE 2

                     DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)


                                   PERCENT OF
                      NUMBER OF    NUMBER OF      TOTAL OUTSTANDING  PERCENT OF POOL
    RATE              CONTRACTS    CONTRACTS(1)   PRINCIPAL BALANCE  BALANCE(1)
   ------            ----------    ------------   -----------------  ---------------
 8.500-9.000%             164         1.70          $2,173,571.62         1.81
 9.001-10.000             601         6.23           8,592,292.72         7.17
10.001-11.000             969        10.05          13,404,995.61        11.19
11.001-12.000           1,546        16.03          19,773,567.35        16.51
12.001-13.000           2,556        26.51          31,991,624.69        26.71
13.001-14.000           1,765        18.30          20,500,188.48        17.12
14.001-15.000             938         9.73          10,835,322.07         9.05
15.001-16.000             398         4.13           4,421,046.50         3.69
16.001-17.000              91         0.94           1,057,475.88         0.88
17.001-18.000             188         1.95           2,169,462.36         1.81
18.001-19.000              44         0.46             561,796.41         0.47
19.001-20.000             188         1.95           2,150,519.89         1.80
20.001-21.000              72         0.75             732,455.93         0.61
21.001-22.000             122         1.27           1,395,832.58         1.17
22.001-22.990               1         0.01              15,164.82         0.01
                        -----      -------        ---------------       ------
Totals:                 9,643      100.00%        $119,775,316.91       100.00%

(1) Percentages may not add to 100.00% because of rounding.


                                        TABLE 3

                         DISTRIBUTION BY CALCULATED REMAINING TERM
                                OF THE INITIAL CONTRACTS
                            (AS OF THE INITIAL CUTOFF DATE)


                                   PERCENT OF
CALCULATED REMAINING  NUMBER OF    NUMBER OF      TOTAL OUTSTANDING  PERCENT OF POOL
 TERM (MONTHS)        CONTRACTS    CONTRACTS(1)   PRINCIPAL BALANCE  BALANCE(1)
-------------------- ----------    ------------   -----------------  ---------------
 0 - 12                  24            0.25            $87,194.33           0.07
13 - 24                 139            1.44            847,034.99           0.71
25 - 36                 281            2.91          2,087,348.50           1.74
37 - 48                 527            5.47          4,804,835.87           4.01
49 - 60               1,977           20.50         21,192,825.30          17.69
61 - 72               5,659           58.69         72,773,320.36          60.76
73 - 84               1,036           10.74         17,982,757.56          15.01
                    ----------       ------       ---------------        -------
TOTALS:               9,643         100.00%       $119,775,316.91        100.00%

(1) Percentages may not add to 100.00% because of rounding.


                                           15


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

                                       TABLE 4
                      DISTRIBUTION BY ORIGINAL TERM TO MATURITY
                              OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

                                   PERCENT OF
    ORIGINAL          NUMBER OF    NUMBER OF      TOTAL OUTSTANDING  PERCENT OF POOL
 TERM (MONTHS)        CONTRACTS    CONTRACTS(1)   PRINCIPAL BALANCE  BALANCE(1)
-------------------- ----------    ------------   -----------------  ---------------
 0 - 12                     8          0.08            $49,699.30          0.04
13 - 24                   111          1.15            727,119.56          0.61
25 - 36                   258          2.68          1,929,281.49          1.61
37 - 48                   506          5.25          4,582,415.27          3.83
49 - 60                 1,959         20.32         20,803,372.82         17.37
61 - 72                 5,696         59.07         72,896,061.95         60.86
73 - 84                 1,105         11.46         18,787,366.52         15.69
                      -------       -------       ---------------       -------
TOTALS:                 9,643       100.00%       $119,775,316.91       100.00%

(1)Percentages may not add to 100.00% because of rounding.


                                        16




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

                              TABLE 5
        DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                   (AS OF THE INITIAL CUTOFF DATE)

                                       PERCENT OF
                         NUMBER OF      NUMBER OF       TOTAL OUTSTANDING    PERCENT OF POOL
CURRENT BALANCE          CONTRACTS    CONTRACTS(1)     PRINCIPAL BALANCE        BALANCE(1)
---------------          ---------    -------------     -----------------    ---------------
$    0.01  -  1,000.00        1           0.01                $726.55           0.00
$1,000.01  -  2,000.00       30           0.31              52,357.99           0.04
$2,000.01  -  3,000.00       64           0.66             168,150.25           0.14
$3,000.01  -  4,000.00      125           1.30             452,023.45           0.38
$4,000.01  -  5,000.00      221           2.29           1,005,851.07           0.84
$5,000.01  -  6,000.00      345           3.58           1,916,964.94           1.60
$6,000.01  -  7,000.00      575           5.96           3,755,647.60           3.14
$7,000.01  -  8,000.00      619           6.42           4,662,022.14           3.89
$8,000.01  -  9,000.00      680           7.05           5,800,933.74           4.84
$9,000.01  - 10,000.00      721           7.48           6,881,724.73           5.75
$10,000.01 - 11,000.00      545           5.65           5,721,517.22           4.78
$11,000.01 - 12,000.00      529           5.49           6,099,028.83           5.09
$12,000.01 - 13,000.00      562           5.83           7,034,175.41           5.87
$13,000.01 - 14,000.00      689           7.15           9,307,046.83           7.77
$14,000.01 - 15,000.00      735           7.62          10,712,886.59           8.94
$15,000.01 - 16,000.00      796           8.25          12,340,894.94          10.30
$16,000.01 - 17,000.00      779           8.08          12,847,915.79          10.73
$17,000.01 - 18,000.00      572           5.93          10,012,470.73           8.36
$18,000.01 - 19,000.00      416           4.31           7,684,948.83           6.42
$19,000.01 - 20,000.00      258           2.68           5,032,872.45           4.20
$20,000.01 - 21,000.00      166           1.72           3,396,616.01           2.84
$21,000.01 - 22,000.00       92           0.95           1,970,367.47           1.65
$22,000.01 - 23,000.00       57           0.59           1,280,854.47           1.07
$23,000.01 - 24,000.00       28           0.29             654,651.71           0.55
$24,000.01 - 25,000.00       11           0.11             271,223.69           0.23
$25,000.01 - 26,000.00       14           0.15             356,818.96           0.30
$26,000.01 - 27,000.00        9           0.09             238,870.96           0.20
$27,000.01 - 28,000.00        2           0.02              54,776.28           0.05
$29,000.01 - 30,000.00        1           0.01              29,294.70           0.02
$31,000.01 - 32,000.00        1           0.01              31,682.58           0.03
                          -----         -------       ---------------         -------
TOTALS:                   9,643         100.00%       $119,775,316.91         100.00%


(1) Percentages may not add to 100.00% because of rounding.

                                      17

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

                                    TABLE 6
              GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                      (AS OF THE INITIAL CUTOFF DATE)

                                            PERCENT OF                             PERCENT OF
                              NUMBER OF      NUMBER OF      TOTAL OUTSTANDING         POOL
STATE                         CONTRACTS    CONTRACTS(1)    PRINCIPAL BALANCE       BALANCE(1)
-----                         ---------    -------------    -----------------      -----------
ALABAMA                          138           1.43%           $1,809,271.28           1.51%
ALASKA                            29           0.30               337,440.76           0.28
ARIZONA                          293           3.04             4,260,127.06           3.56
ARKANSAS                          40           0.41               529,405.59           0.44
CALIFORNIA                     1,107          11.48            13,978,977.71          11.67
COLORADO                         155           1.61             2,001,689.04           1.67
CONNECTICUT                      177           1.84             2,029,276.73           1.69
DELAWARE                          42           0.44               506,831.45           0.42
DISTRICT OF COLUMBIA               3           0.03                48,931.20           0.04
FLORIDA                          728           7.55             9,487,711.03           7.92
GEORGIA                          214           2.22             2,882,581.58           2.41
HAWAII                            75           0.78               922,854.08           0.77
IDAHO                              9           0.09               102,594.10           0.09
ILLINOIS                         384           3.98             4,596,273.28           3.84
INDIANA                          189           1.96             2,382,919.67           1.99
IOWA                              87           0.90             1,082,072.51           0.90
KANSAS                            79           0.82               941,603.80           0.79
KENTUCKY                         103           1.07             1,215,635.61           1.01
LOUISANA                          88           0.91             1,112,526.12           0.93
MAINE                             25           0.26               281,924.63           0.24
MARYLAND                         267           2.77             3,189,582.37           2.66
MASSACHUSETTS                    188           1.95             2,089,000.61           1.74
MICHIGAN                         179           1.86             2,343,257.73           1.96
MINNESOTA                         84           0.87             1,013,926.81           0.85
MISSISSIPPI                       22           0.23               278,653.20           0.23
MISSOURI                         108           1.12             1,264,156.08           1.06
MONTANA                           42           0.44               479,857.42           0.40
NEBRASKA                          36           0.37               416,338.20           0.35
NEVADA                           151           1.57             1,947,025.20           1.63
NEW HAMPSHIRE                     92           0.95             1,084,601.78           0.91
NEW JERSEY                       365           3.79             4,114,318.08           3.44
NEW MEXICO                       134           1.39             1,805,265.76           1.51


                                      18

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

                                    TABLE 6
              GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                  (CONTINUED)

                                            PERCENT OF                             PERCENT OF
                              NUMBER OF      NUMBER OF      TOTAL OUTSTANDING         POOL
STATE                         CONTRACTS    CONTRACTS(1)     PRINCIPAL BALANCE       BALANCE(1)
-----                         ---------    -------------    -----------------      -----------
NEW YORK                         297           3.08%           $3,386,950.53           2.83%
NORTH CAROLINA                   379           3.93             4,557,843.93           3.81
NORTH DAKOTA                      12           0.12               147,441.12           0.12
OHIO                             431           4.47             4,833,485.56           4.04
OKLAHOMA                         106           1.10             1,377,735.61           1.15
OREGON                           143           1.48             1,716,218.37           1.43
PENNSYLVANIA                     602           6.24             6,788,188.83           5.67
RHODE ISLAND                      24           0.25               280,574.35           0.23
SOUTH CAROLINA                   138           1.43             1,743,406.63           1.46
SOUTH DAKOTA                      19           0.20               204,475.02           0.17
TENNESSEE                        207           2.15             2,788,010.38           2.33
TEXAS                            790           8.19            10,812,393.12           9.03
UTAH                              38           0.39               431,168.69           0.36
VERMONT                            8           0.08               110,168.61           0.09
VIRGINIA                         283           2.93             3,360,591.72           2.81
WASHINGTON                       301           3.12             3,924,025.13           3.28
WEST VIRGINIA                     41           0.43               474,309.69           0.40
WISCONSIN                        171           1.77             2,065,980.84           1.72
WYOMING                           19           0.20               232,717.00           0.19
OTHER                              1           0.01                 3,001.31           0.00
                               -----         -------         ---------------         -------
TOTALS:                        9,643         100.00%         $119,775,316.91         100.00%

(1) Percentages may not add to 100.00% because of rounding.


                                      19

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 materials.  If you did not receive such a disclaimer please contact your
        Salomon Smith Barney Financial Advisor immediately.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

     The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for Motorcycles. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.

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 materials.  If you did not receive such a disclaimer please contact your
        Salomon Smith Barney Financial Advisor immediately.

                                                        DELINQUENCY EXPERIENCE(1)/
                                                          (DOLLARS IN THOUSANDS)
                                                                    AT
                      _____________________________________________________________________________

                      DECEMBER 31,          DECEMBER 31,         DECEMBER 31,          SEPTEMBER 30,         SEPTEMBER 30,
                         1995                  1996                 1997                  1997                   1998
                         ----                  ----                 ----                  ----                   ----
NUMBER OF
CONTRACTS AND
ASSOCIATED
OUTSTANDING
PRINCIPAL DOLLAR
BALANCES . . . . . 20,590  $184,054.0    32,574  $303,682.4    45,258  $434,890.7    43,679  $421,433.7    56,434  $553,838.3

PERIOD OF
DELINQUENCY AND
ASSOCIATED
OUTSTANDING
PRINCIPAL
BALANCES(2)/
30-59 DAYS . . . .    477  $4,043.3         904  $8,002.9       1,264  $11,454.6      1,538  $13,982.8      1,295  $11,679.5
60-89 DAYS . . . .    157  $1,298.7         374  $3,170.7         559  $ 5,112.1        595  $ 5,339.1        318  $ 2,935.1
90 DAYS OR MORE. .    140  $1,120.2         213  $1,880.6         269  $ 2,196.5        406  $ 3,471.2         99     $853.9

TOTAL NUMBER OF
DELINQUENT
CONTRACTS. . . . .    774                 1,491                 2,092                 2,539                 1,712

DELINQUENT
CONTRACTS AS A % OF
TOTAL NUMBER OF
CONTRACTS. . . . .  3.76%                 4.58%                 4.62%                 5.81%                 3.03%

                                   21

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 materials.  If you did not receive such a disclaimer please contact your
        Salomon Smith Barney Financial Advisor immediately.

                      DECEMBER 31,          DECEMBER 31,         DECEMBER 31,          SEPTEMBER 30,         SEPTEMBER 30,
                         1995                  1996                 1997                  1997                   1998
                         ----                  ----                 ----                  ----                   ----
AGGREGATE PRINCIPAL
BALANCE OF
DELINQUENT
CONTRACTS. . . . .         $6,462.2             $13,054.2              $18,763.2            $22,793.1              $15,468.5

AGGREGATE PRINCIPAL
BALANCE OF
DELINQUENT
CONTRACTS AS A
PERCENTAGE OF THE
AGGREGATE
OUTSTANDING
PRINCIPAL BALANCE OF
CONTRACTS. . . . .         3.51%                4.30%                  4.31%                 5.41%                 2.79%

(1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a Contract due on the first day of a month is not 30 days delinquent until the first day of the next month. Obligors do not receive initial statements until 60 days after the origination of their Contracts; therefore, the Obligors' associated nonpayment is not considered for delinquency experience until after the end of such 60-day period.

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 materials.  If you did not receive such a disclaimer please contact your
        Salomon Smith Barney Financial Advisor immediately.

                                                     LOAN LOSS/REPOSSESSION EXPERIENCE
                                                          (DOLLARS IN THOUSANDS)

                          TWELVE        TWELVE      TWELVE          NINE         NINE
                          MONTHS        MONTHS      MONTHS         MONTHS       MONTHS
                          ENDED         ENDED       ENDED          ENDED        ENDED
                         DECEMBER      DECEMBER     DECEMBER      SEPTEMBER    SEPTEMBER
                            31,           31,          31,           30,          30,
                           1995          1996         1997          1997         1998
                       ----------     ----------    --------      ----------   ---------
PRINCIPAL BALANCE OF
ALL CONTRACTS
SERVICED(1)/. . . . . . $184,548.7    $304,730.9    $436,771.0    $422,265.3    $555,597.4

CONTRACT
LIQUIDATIONS(2)/. . . .       0.76%         0.74%         1.42%         1.33%         1.47%

NET LOSSES:
 DOLLARS(3)/. . . . . .     $866.4      $1,639.5      $3,781.1      $2,327.7      $2,770.0

PERCENTAGE(4)/. . . . .       0.47%         0.54%         0.87%         0.73%         0.66%

(1) As of period end.  Includes Contracts already in repossession.
(2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.
(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
(4) As a percentage of the principal amount of Contracts being serviced as of period end, calculated on an annualized basis.



THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.

                                   23

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Smith Barney Financial Advisor immediately.